SETTLEMENT AND RELEASE AGREEMENT

         THIS AGREEMENT is entered into between MICHAEL A. MASON, Chapter 7 bankruptcy trustee ("Trustee") for ServiceMax Tire and Auto Centers of Michigan, Inc., a Michigan corporation which is debtor ("Debtor") under Chapter 7 in a case pending in the United States Bankruptcy Court for the Eastern District of Michigan as Case No. 97-30580 and ACORN HOLDING CORPORATION a Delaware corporation ("Acorn") as of June 30, 2000, and is based upon the following facts:

         A. On May 14, 1999, Trustee filed an adversary proceeding, captioned as Adversary Proceeding No. 99-3029, against Acorn, both in its own right and as the alleged successor in interest to Automotive Industries, Inc. (the "Adversary Proceeding"), seeking the turnover of certain property of the estate allegedly in Acorn's hands, and recovery of pre-petition transfers of approximately $1,750,000 in property and money of the Debtor to Automotive Industries as either preferential transfers or fraudulent conveyances.

         B. In informal discovery after the filing of the Adversary Proceeding, Acorn demonstrated to the Trustee that Automotive Industries had been a principal supplier of goods and services to the Debtor, and that all transfers made by the Debtor to Automotive Industries were for fair consideration,. Acorn also provided evidence to the Trustee that the obligations of the debtor to Automotive Industries were secured, pursuant to properly perfected liens granted more than one year before the filing of the involuntary petition against the Debtor.

         C. Acorn offered to pay the Trustee the sum of $10,000 (the "Settlement Amount") in full and final settlement of all claims the Trustee raised or could have raised against Acorn in the Adversary Proceeding, not as an admission of liability, but to avoid the legal expenses incident to discovery and bring a motion for summary judgment and to bring the matter to a more expeditious resolution.

         D. After careful review of the evidence provided by Acorn, Trustee and his counsel determined both that there was little likelihood that Trustee could prevail in the Adversary Proceeding, and that the costs of pursuing the claims would exceed any likely recovery to the estate. They determined that the settlement proposed by Acorn would be in the best interests of the estate and its creditors.

         E. The Trustee thereafter filed an Application for Authority to Compromise Claim (the "Application"), seeking the authority of the Bankruptcy Court to settle the Adversary Proceeding on the terms proposed by Acorn. The Application has been served on all creditors of the estate, the United States Trustee and Acorn. It remains pending before the court, pursuant to the twenty day notice requirement of Bankruptcy Rule of Procedure 2002. The final approval of the Application by the Bankruptcy Court is a condition precedent to the effectiveness of this Settlement Agreement.

         IT IS THEREFORE AGREED AS FOLLOWS:

         1. Payment of Settlement Amount. Acorn agrees that it will pay the Settlement Amount on later of the eleventh day after an Order Approving Application to Compromise Claim (the "Order") is entered by the Bankruptcy Court (assuming no appeal or motion respecting the validity of the Order is filed); or when the Order becomes final and non-appealable.

         2. Release. Upon timely payment of the Settlement Amount, Trustee shall release and forever discharge Acorn, Automotive Industries, Inc. and their respective officers, directors, employees, agents, successors, legal representatives and assigns from all claims, actions, causes of action, demands, damages, costs, expenses, and claims for attorney fees, all whether known or unknown, absolute or contingent, which were or could have been raised in the Adversary Proceeding, or otherwise, arising out of transactions among or between the Debtor, Acorn and/or Automotive Industries, Inc.

          3. No Prior Assignment. Trustee expressly warrants that he has not assigned a part of or all of any claim which he has, or may have, against Acorn or Automotive Industries, Inc. to any person, corporation, limited liability company, partnership or other entity.

          4. Condition Precedent to Effectiveness of Agreement. An express condition precedent to the effectiveness of this Agreement is the entry of an Order Approving Application to Compromise which has become final and non-appealable.

          5. Dismissal of Adversary Proceeding. Upon payment of the Settlement Amount, the Adversary Proceeding shall be =dismissed with prejudice and without costs to either party.

          6. Miscellaneous.

                  a. The undersigned parties declare that the terms of this Agreement have been completely read and are fully understood, which is voluntarily accepted for the purpose of making a full and final compromise of any and all claims, disputed or otherwise, arising out of transactions among or between the Debtor, Acorn or Automotive Industries, Inc.

                  b. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successor, assigns, representatives, agents, directors, officers, employees or shareholders.

                  c. This Agreement shall constitute the entire agreement between the parties pertaining to the subject matter contained in this Agreement. This Agreement shall not be modified or amended except by an instrument in writing signed by each of the parties to the Agreement.

                  d. The undersigned parties acknowledge that they have each participated in the drafting of this documents. Thus, for purposes of the principles of law regarding its interpretation, one of the parties shall be deemed the drafter of this document.

                  e. This Agreement shall not be construed as an admission by Acorn of any liability to the Trustee, the Debtor or any creditors of the Debtor.

         THIS IS A FULL AND FINAL SETTLEMENT. The undersigned parties, after consulting with counsel of their choosing, indicate their agreement to its terms by their signatures below.

                            MICHAEL A MASON, TRUSTEE FOR SERVICEMAX
                                TIRE & AUTO CENTERS OF MICHIGAN, INC.


                            /s/ Michael A. Mason
                            --------------------------------------------------
                            Michael A. Mason

                           ACORN HOLDINGS CORPORATION,
                           a Delaware corporation

                           By:   /s/ Stephen A. Ollendorff
                                 ----------------------------------------------
                           Name:     Stephen A. Ollendorff
                                 ----------------------------------------------
                           Its:      Chairman and Chief Executive Officer
                                 ----------------------------------------------



                                       3